Exhibit 10.1
[CINGULAR WIRELESS LOGO]
Sean Foley • Vice President & Treasurer • phone 404.236.6200 • fax 404.236.6205
December 15, 2005
Via Fax and Overnight Courier
Mr. Kevin Sullivan
Cincinnati Bell, Inc.
c/o Cincinnati Bell Wireless Holdings LLC
201 E. Fourth Street, 102-785
Cincinnati, OH 45201
Fax: 513-651-0638
Re: Cincinnati Bell Wireless LLC — Exercise of Put Dear
Mr. Sullivan:
This letter constitutes a written demand under Section 7.4(c) of the Operating Agreement of Cincinnati Bell Wireless LLC (“CBW”), dated as of December 31,1998, and as amended on October 16, 2003, August 4, 2004, and February 14, 2005 (collectively, the “Operating Agreement”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Operating Agreement.
New Cingular Wireless PCS, LLC (f/k/a AT&T Wireless PCS, LLC) (“AT&T PCS”), hereby exercises the Put and demands that CBI (on behalf of itself and/or its Affiliates) purchase all of the Interests of the AT&T PCS Member Group for a cash purchase, payable by wire transfer in immediately available funds, in an amount equal to $83.0 million dollars accreting daily at an annual rate of 5% compounding monthly after January 31, 2006 to and including the date of the closing of the transfer. We hereby specify that the closing date of the transfer shall occur sixty (60) days from the date of this Put Notice, or February 13, 2006.
Sincerely,
New Cingular Wireless PCS, LLC (f/k/a AT&T Wireless PCS, LLC)

By:	/s/ Sean P. Foley
	Name:	Sean P. Foley
	Title:	VP, Treasurer and Corp. Dev.

cc:	Cincinnati Bell, Inc.
201 E. Fourth Street, 102-715
Cincinnati, Ohio 45201
Attn: General Counsel
Fax: 513-721-7358

Cingular Wireless • 5565 Glenridge Connector • Suite 1800 • Atlanta, GA 30342